Exhibit 5.6

November 26, 2012

CONSENT OF NEIL BURNS

United States Securities and Exchange Commission

Gentlemen:

          In connection with Silver Wheaton Corp.’s registration statement on Form F-10, and any amendments thereto filed under the United States Securities Act of 1933, as amended (the “Registration Statement”), I, Neil Burns, MSc, P.Geo., Vice President Technical Services, Silver Wheaton Corp., hereby consent to the use of my name in the Registration Statement and to the inclusion and incorporation by reference in the Registration Statement of the following reports or information derived therefrom:

          1.      Resource estimates of the Yauliyacu Mine;

          2.      Technical report dated March 30, 2011, entitled “2010 Resource and Reserve Update, Yauliyacu Mine, Peru”; and

          3.      Technical report dated October 15, 2012, entitled “Technical Report, 777 Mine, Flin Flon, Manitoba, Canada.”

Yours truly,

/s/ Neil Burns
Neil Burns, MSc, P.Geo.
Vice President Technical Services,
Silver Wheaton Corp.